Exhibit 21

SUBSIDIARIES OF U.S. CONCRETE, INC.

Alberta Investments, Inc.
Alliance Haulers, Inc.
American Concrete Products, Inc.
Atlas Investments, Inc.
Atlas-Tuck Concrete, Inc.
B.W.B., Inc. of Michigan
Beall Concrete Enterprises, Ltd.
Beall Industries, Inc.
Beall Investment Corporation, Inc.
Beall Management, Inc.
Breckenridge Ready-Mix, Inc.
Builders’ Redi-Mix, LLC
Central Concrete Corp.
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Concrete XXXI Acquisition, Inc.
Concrete XXXII Acquisition, Inc.
Concrete XXXIII Acquisition, Inc.
Concrete XXXIV Acquisition, Inc.
Concrete XXXV Acquisition, Inc.
Concrete XXXVI Acquisition, Inc.
Eastern Concrete Materials, Inc.
Ingram Enterprises, Management, Inc.
Ingram Enterprises, LP
Kurtz Gravel Company
Ready Mix Concrete Company of Knoxville
Redi-Mix Concrete, LP
Redi-Mix GP LLC
Redi-Mix Management, Inc.
Redi-Mix, LP
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Smith Pre-cast, Inc.
Superior Concrete Materials, Inc.
Superior Materials, Inc.
Titan Concrete Industries, Inc.
USC GP, Inc.
USC LP, Inc.
USC Atlantic, Inc.
USC Management Co., L.P.
USC Michigan, Inc.
USC Payroll, Inc.
U.S. Concrete On-Site, Inc.
Wyoming Concrete Industries LLC